UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

CTC MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2007, CTC Media, Inc. (the ‘‘Company’’) issued a press release announcing that Nilesh Lakhani will be stepping down as the Company’s Chief Financial Officer to pursue other professional opportunities. Mr. Lakhani will remain the Company’s Chief Financial Officer until a successor is named, or through December 31, 2007. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with his plans to step down as the Company’s Chief Financial Officer, Mr. Lakhani entered into a separation agreement with the Company. Pursuant to this agreement, Mr. Lakhani’s current employment agreement will continue to be in effect until December 31, 2007 and, following that date, he will be entitled to receive his target 2007 bonus of $256,667. A copy of Mr. Lakhani’s separation agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 —     Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement between the Company and Nilesh Lakhani dated April 13, 2007

99.1	Press release of the Company dated April 13, 2007 — ‘‘Nilesh Lakhani plans to step down as Chief Financial Officer of CTC Media’’

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.
Date: April 13, 2007	By:	/s/ Alexander Rodnyansky
Name: Alexander Rodnyansky
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between the Company and Nilesh Lakhani dated April 13, 2007
99.1	Press release of the Company dated April 13, 2007 — ‘‘Nilesh Lakhani plans to step down as Chief Financial Officer of CTC Media’’